As filed with the Securities and Exchange Commission on
                     November 14, 1996 Registration No.333-
          -----------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  ------------

                            THE ALLSTATE CORPORATION
               (Exact Name of Issuer as Specified in its Charter)
    DELAWARE                                                     36-3871531
(State of Incorporation)                (I.R.S. Employer Identification No.)

                                2775 Sanders Road
                           Northbrook, Illinois 60062
              (Address and Zip Code of principal executive offices)
                                  -------------

                  THE ALLSTATE CORPORATION AMENDED AND RESTATED
             DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

                            (Full title of the Plan)
                                  -------------

                                 ROBERT W. PIKE
                  Vice President, Secretary and General Counsel
                            The Allstate Corporation
                              2775 Sanders Road, F8
                           Northbrook, Illinois 60062
                                 (847) 402-6075
           (Name, address, and telephone number of agent for service)
                                  -------------

                         CALCULATION OF REGISTRATION FEE
=============================================================================
               |  Amount       |Proposed       |Proposed       |            |
Title of       |  to be        |Maximum        |Maximum        |Amount of   |
Securities     |  Registered   |Offering Price |Aggregate      |Registration|
               |               |Per Obligation |Offering Price |Fee         |
-----------------------------------------------------------------------------
Deferred       |               |               |               |            |
Compensation   |$4,000,000(2)  |  100%         |$4,000,000 (2) |$1,380.00   |
Obligations (1)|               |               |               |            |
               |               |               |               |            |
-----------------------------------------------------------------------------
(1) The Deferred Compensation Obligations are unsecured obligations of The Allstate Corporation to pay deferred compensation in the future in accordance with the terms of The Allstate Corporation Amended and Restated Deferred Compensation Plan For Non-Employee Directors.

(2) Calculated pursuant to Rule 457(h). An indeterminate number of Deferred Compensation Obligations may be issued by the Registrant under the Plan from time to time, based upon the level of director participation. The maximum aggregate offering price is based upon an estimate, solely for the purpose of computing the registration fee.

                                     PART I


                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS

         The document containing the information about The Allstate Corporation Amended and Restated Deferred Compensation Plan For Non-Employee Directors (the "Plan") specified in Part I of Form S-8 will be sent or given to eligible directors as specified by Securities and Exchange Commission (the "Commission") Rule 428(b)(1). Such document and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933. All such documents will be dated and maintained in a "prospectus file" as required by SEC Rule 428(a) and will contain the following legend in a conspicuous place as directed by SEC Rule 428(b)(1).

         This document (or specifically designated portions of this document) constitutes (constitute) part of a prospectus covering securities that have been registered under the Securities Act of 1933.

                                     Part II



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by The Allstate Corporation ("Allstate" or the "Company") with the Commission are incorporated in and made a part of this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference: (1) Allstate's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (2) Allstate's Current Reports on Form 8-K dated September 30 and October 8, 1996;(3) Allstate's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996; (4) from the date of filing of such documents, all documents filed by Allstate with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

ITEM 4:  DESCRIPTION OF SECURITIES

         Under the Plan, the Company provides directors of the Company who are not officers or employees of the Company or its subsidiaries the opportunity to enter into agreements for the deferral of all or any part of their compensation as directors. The obligations of the Company under such agreements (the "Obligations") will be unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Plan, and will rank PARI PASSU with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Company's ability to pay its obligations, including the Obligations described herein, is largely dependent upon the receipt of dividends from the Company's subsidiary, Allstate Insurance Company, which are restricted by Illinois insurance laws and regulations. Because the Company is a holding company, the right of the Company, hence the right of creditors of the Company (including participants in the Plan), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized.

         The amount of compensation to be deferred by each participant will be determined in accordance with the Plan based on elections by the participant. Each Obligation will be payable on a date or dates selected by the participant in accordance with the terms of the Plan. The Obligations will be indexed to one or more of four indexes (Money Market funds; 90 day Dealer Commercial Paper; the S&P 500 Index and a phantom stock account based on the performance of the Company's common stock)individually chosen by each participant. Each participant's Obligation will be adjusted to reflect interest and dividends on securities in the selected indexes, including any appreciation or depreciation. The Obligations will be denominated and be payable in United States dollars.

         The participant's right or the right of any other person to the Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of a beneficiary under the Plan, by written will, or by the laws of descent and distribution.

         The Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by the participants. However, the Company reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect the right of a participant to the balance of his or her deferred account as of the date of such amendment or termination.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the Obligations being registered has been passed upon by Joseph T. Kane, Counsel, Corporate Law Department of Allstate Insurance Company, a wholly-owned subsidiary of the Company. Mr. Kane is not eligible to participate in the Plan.


ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.


         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

         Article IV of the By-laws of the Company provides for indemnification of the directors and officers of the Company to the fullest extent permitted by law, as now in effect or later amended. In addition, the By-laws provide for indemnification against expenses incurred by a director or officer to be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall be ultimately determined that he is entitled to be indemnified by the Company. The By-laws further provide for a contractual cause of action on the part of directors and officers of the Company with respect to indemnification claims which have not been paid by the Company.

         The Company also has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

         Article Ninth of the Company's Restated Certificate of Incorporation limits, to the fullest extent permitted by the DGCL as the same exists or may be amended, the personal liability of the Company's directors to the Company or its stockholders for monetary damages for a breach of their fiduciary duty as directors. Section 102(b)(7) of the DGCL currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or

     (iv) for any transaction from which the director derived an improper personal benefit.


ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8:  EXHIBITS

         The Exhibits to this Registration Statement are listed in the Exhibit Index on page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9:  UNDERTAKINGS

         The Company hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the

Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cook County, State of Illinois, on November 12, 1996.


                                              THE ALLSTATE CORPORATION


                                              By /s/Robert W. Pike
                                                 ------------------
                                                 Name: Robert W. Pike
                                                 Title: Vice President,
                                                        Secretary
                                                        and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Jerry D. Choate, Edward M. Liddy and Robert W. Pike, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.



SIGNATURE                                        TITLE                                      DATE

/s/Jerry D. Choate                               Director, Chairman of the                  November 12, 1996
------------------
Jerry D. Choate                                  Board of Directors, and
                                                 Chief Executive Officer
                                                 (Principal Executive Officer)


                                       10




SIGNATURE                                        TITLE                                  DATE


/s/Thomas J. Wilson                              Vice President and                     November 12, 1996
-------------------
Thomas J. Wilson                                 Chief Financial Officer
                                                 (Principal Financial Officer)


/s/ Samuel H. Pilch                              Controller                             November 12, 1996
-------------------
Samuel H. Pilch                                  (Principal Accounting Officer)


/s/James G. Andress                              Director                               November 12, 1996
James G. Andress

/s/ Warren L. Batts                              Director                               November 12, 1996
-------------------
Warren L. Batts

/s/ Edward A. Brennan                            Director                               November 12, 1996
---------------------
Edward A. Brennan

                                                 Director                               November 12, 1996
James M. Denny

/s/Christopher F. Edley                          Director                               November 12, 1996
Christopher F. Edley

/s/Michael A. Miles                              Director                               November 12, 1996
Michael A. Miles

/s/Nancy C. Reynolds                             Director                               November 12, 1996
Nancy C. Reynolds

/s/Mary Alice Taylor                             Director                               November 12, 1996
Mary Alice Taylor


Exhibit           EXHIBIT INDEX                                 Sequentially
Number                                                          Numbered Page
------                                                          -------------
                  Description of Exhibit
                  ----------------------


4                 Text of The Allstate Corporation
                  Amended and Restated Deferred
                  Compensation Plan For Non-Employee
                  Directors.

5                 Opinion of Joseph T. Kane.

15 Acknowledgement of Deloitte & Touche LLP regarding unaudited interim financial information.

23(a)             Consent of Joseph T. Kane (included in Exhibit 5).

23(b)             Consent of Deloitte & Touche LLP.

24                Power of Attorney (included in signature page).

28                Information from Reports Furnished to State
                  Insurance Regulatory Authorities (incorporated by reference to Exhibit 28 of the Company's Annual
                  Report on Form 10-K for the year ended December 31, 1995, File No. 1-11840).

                                                             Exhibit 4





                            THE ALLSTATE CORPORATION

                 AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

                           FOR NON-EMPLOYEE DIRECTORS


I.       PURPOSE.

         The purpose of this Plan is to offer non-employee members of the Board of Directors of the Company the opportunity to defer receipt of cash compensation to which they would otherwise be entitled for services rendered as directors of the Company, as an incentive to their continued participation as such directors. The amendment and restatement of this Plan shall be effective as to Compensation earned and Deferred Amounts credited on and after June 1, 1996.

II.      DEFINITIONS.

          A. "BENEFICIARY" shall mean the person or persons designated from time to time in writing by a Participant to receive payments under the Plan after the death of such Participant, or, in the absence of any such designation or in the event that such designated person or persons shall predecease such Participant, his estate.

          B. "COMMON SHARE UNIT" shall mean a Deferred Amount which is converted into a unit or fraction of a unit for purposes of the Plan by dividing a dollar amount by the Fair Market Value of one share of the Company's Common Stock.

          C. "COMMON STOCK" shall mean the Common Stock, par value $.01 per share, of the Company.

          D. "COMPANY" shall mean The Allstate Corporation.

          E. "COMPENSATION" shall mean cash payments which the Participant would otherwise receive from the Company for services rendered as a Non-Employee Director, including retainer fees and meeting fees.

          F. "DEFERRED AMOUNT" shall mean an amount of Compensation deferred under the Plan and carried during the deferral period in any Account provided for in the Plan.

          G. "DISTRIBUTION DATE" shall mean the date designated by a Participant in the Notice of Election form for commencement of distribution of Accounts.

          H. "DIVIDEND EQUIVALENT" shall mean an amount equal to the cash dividend paid on one share of the Company's Common Stock credited to an Account for each Common Share Unit credited to such Account.

          I. "FAIR MARKET VALUE" as of any applicable date shall be the mean between the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape or, if no such reported sale of the Common Stock shall have occurred on such date, on the next succeeding date on which there was such a reported sale.

          J. "HARDSHIP" shall mean an emergency or unexpected situation in the Participant's financial affairs including, but not limited to, illness or accident involving the Participant or his/her dependents which, in the opinion of the Compensation and Nominating Committee of the Board of Directors of the Company, presents a severe economic difficulty to the Participant, due to which a distribution of the balance of any Account (as defined below) other than a Common Share Unit Account (a "Non-CSU Account") is appropriate.

          K. "NON-EMPLOYEE Director" shall mean any member of the Board of Directors of the Company who is not an officer or employee of the Company or any of its Subsidiaries.

          L. "NOTICE OF ELECTION" shall mean a notice in writing signed by a Non-Employee Director which specifies the type and amount of Compensation to be deferred (or to be discontinued from deferral), the Account or Accounts to which any Deferred Amount is to be credited, the date and manner of distribution of any Deferred Amount and such other information as may be requested by the Company.

          M. "PARTICIPANT" shall mean any Non-Employee Director who elects to defer any amount of Compensation under the Plan.


          N. "PLAN" shall mean The Allstate Corporation Amended and Restated Deferred Compensation Plan for Non-Employee Directors.

          O. "S&P 500 INDEX" shall mean the Standard & Poor's 500 Composite Stock Price Index which is a market value-weighted index consisting of 500 common stocks of large U.S. domiciled companies selected by Standard and Poor's Corporation ("S&P") through a detailed screening process starting on a macro-economic level and working toward a micro-economic level dealing with company specified information such as market value, industry group classification, capitalization and trading activity. S&P's primary objective for the S&P index is to represent the segment of the U.S. equity securities markets consisting of large market capitalization stocks. However, companies are not selected by S&P for inclusion because they are expected to have superior stock price performance relative to the market in general or other stocks in particular.

          P. "SECRETARY" shall mean the duly elected Secretary of the Company.

          Q. "SUBSIDIARY" means any partnership, corporation, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity, a majority of the partnership or other similar equity ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company or a Subsidiary shall be deemed to have a majority ownership interest in a partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity if the Company or such Subsidiary shall be allocated a majority of partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity gains or losses or shall be or control the managing director, the trustee, the manager or the general partner of such partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity.

III.     ELECTION TO DEFER COMPENSATION.

         Each Non-Employee Director may elect to defer the payment of all or any part of his or her Compensation into a specified Account by executing and delivering to the Secretary a Notice of Election. Subject to the next sentence, an election to defer payment of Compensation shall continue in effect with respect to all future Compensation until revoked or revised by the execution and delivery to the Secretary of a subsequent Notice of Election. Each Notice of Election (whether initial or subsequent) shall be effective only as to Compensation payable on or after the first day of the month following the month in which such Notice of Election is received by the Secretary; provided, that if such Notice of Election is received less than 30 days prior to the date on which any such Compensation is payable, then such election shall be effective only as to Compensation payable on or after the first day of the next month following such date.

IV.      TREATMENT OF DEFERRED AMOUNTS.

         The Company shall establish on its books the necessary accounts ("Account" or collectively, "Accounts") to accurately reflect the Company's liability to each Participant. To each Account shall be credited, as applicable, Deferred Amounts, Dividend Equivalents, and interest. Payments to the

         Participant or amounts transferred to another Account under the Plan shall be debited to the appropriate Account.

          A. ACCOUNT #1 - INTEREST-BEARING ACCOUNT. Compensation deferred into an Interest-Bearing Account shall be credited to the Account on the same date when it would otherwise be payable to the Participant. Deferred Amounts carried in this Account shall earn interest from the date of credit to the date of payment. On the last day of each calendar month, interest at a rate equal to one-twelfth of the per annum interest rate as reported for Dealer Commercial Paper - 90 day in THE WALL STREET JOURNAL for the first business day of such month shall be credited to the amounts previously accrued in each Account for the period from and including the first day of such month to and including the last day of such month.

          B. ACCOUNT #2 - COMMON SHARE UNIT ACCOUNT. Compensation deferred into a Common Share Unit Account shall be credited to the Account on the same date when it would otherwise by payable to the Participant. Such Deferred Amounts shall be converted into a number of Common Share Units on the date credited to the Account by dividing the Deferred Amount by the Fair Market Value on such date. If Common Share Units exist in a Participant's Account on a dividend record date for the Company's common shares, Dividend Equivalents shall be credited to the Participant's Account on the related dividend payment date, and shall be converted on such date into the number of Common Share Units which could be purchased with the amount of Dividend Equivalents so credited.

          In the event of any change in the Company's common shares outstanding, by reason of any stock split or dividend, recapitalization, merger, consolidation, combination or exchange of stock or similar corporate change, the Secretary shall make such equitable adjustments, if any, by reason of any such change, deemed appropriate in the number of Common Share Units credited to each Participant's Account. No Common Stock shall be issued or issuable at any time in connection with any Common Share Unit Account.

          C. ACCOUNT #3 - S&P 500 INDEX ACCOUNT. Compensation deferred into the S&P 500 Index Account shall be credited to the Account on the same date when it would otherwise by payable to the Participant. On the last day in each calendar month the amounts in the Participant's Account shall be adjusted by a percentage factor based on the total return (including dividends) of the S&P 500 Index from the date the amounts were credited to the Account for amounts credited during such month or from the last day of the preceding month for amounts in the Account on such day. Similar adjustments shall also be made on any date the Account is debited by reason of any transfer of an amount to another Account or distribution to the Participant. In the event that the S&P 500 Index is not published for any date referred to above, the S&P 500 Index for the closest day preceding such date for which such Index is published shall be used.

          D. ACCOUNT #4 - MONEY MARKET ACCOUNT. Compensation deferred into a Money Market Account shall be credited to the Account on the same date when it would otherwise be payable to the Participant. Deferred Amounts credited to the Account shall earn additional amounts which will be credited to the Account on the last day of each calendar month based upon the average yield on the Dean Witter InterCapital Liquid Asset Fund for such month, pro rata for the portion of such month when such Deferred Amounts were carried in the Account.

          E. TRANSFERS BETWEEN ACCOUNTS. Transfers between Non-CSU Accounts may be made at any time requested by the Participant upon application to the Secretary. No transfers may be made between a Common Share Unit Account and any Non-CSU Account.

V.       DISTRIBUTION.

          A.  Subject  to  Section  V.C and,  in the case of  Non-CSU  Accounts,
          Section V.D, distribution of Accounts shall commence as of the Distribution Date specified by the Participant in said Participant's applicable Notice of Election form. Any such Distribution Date shall, in the case of Common Share Units and Dividend Equivalents in Common Share Unit Accounts, be no earlier than six months after the date on which such Common Share Units or Dividend Equivalents were credited to such Accounts, and shall in the case of any Account be no later than one year after the Participant's termination from the Board of Directors of the Company. The Participant may revise the terms of distribution of the Participant's Non-CSU Accounts by submitting a revised Notice of Election, provided that (i) the revised Notice of Election form shall be filed by the Participant with the Secretary not later than twelve months prior to the Participant's normal retirement date from the Board of Directors of the Company, and (ii) in any event, distribution of the Participant's Non-CSU Accounts shall not commence earlier than twelve months after the Participant's revised Notice of Election form is filed with the Secretary. The Participant may not revise any terms of distribution of any Deferred Amounts credited to the Participant's Common Share Unit Account.

          B.  Subject  to  Section  V.C and,  in the case of  Non-CSU  Accounts,
          Section V.D, payment of the amount in each Account (whether a Common Share Unit Account or a Non-CSU Account) shall be either in the form of a lump sum or in annual installments over a period of years not to exceed ten (10) years as selected by the Participant in the applicable Notice of Election form. The amount of any installment payment shall be determined by multiplying the amount to which the Participant would be entitled as a lump sum on the installment date by a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments.

          C. In the event of the Participant's death or disability prior to the Distribution Date or after annual installments to the Participant have commenced but before full distribution has been made, the then remaining balance in each Account shall be paid in a lump-sum to the Beneficiary or contingent Beneficiary designated in the Notice of Election form, or to the estate of the deceased Participant if there is no surviving Beneficiary or contingent Beneficiary. In either such event the lump sum payment shall be valued as of the first day of the month following the Participant's date of death. A Participant may change the Beneficiary or contingent Beneficiary from time to time by filing with the Secretary a written notice of such change; provided, however, that no such notice of change of Beneficiary shall be effective unless it had been received by the Secretary prior to the date of the Participant's death.

          D. Upon demonstration of Hardship by the Participant to the Compensation and Nominating Committee of the Board of Directors of the Company, distribution of a Participant's Non- CSU Account, or the remaining balance of any unpaid installments, as the case may be, may be made in a lump sum. No distribution of any Participant's Common Share Unit Account may be made in connection with any Hardship.

VI.      MISCELLANEOUS.

          A. The Board of Directors of the Company may amend or terminate the Plan at any time; however, any amendment or termination of the Plan shall not affect the rights of Participants or Beneficiaries to payment, in accordance with Section V of the Plan, of amounts credited to Participants' Accounts at the time of such amendment or termination. The Board of Directors of the Company and the Secretary may in their discretion prescribe such provisions and interpretations of the Plan as they shall deem necessary or advisable. Expenses of the Plan shall be borne by the Company and its Subsidiaries.

          B. The Plan does not create a trust in favor of a Participant, a Participant's designated Beneficiary or Beneficiaries, or any other person claiming on a Participant's behalf, and the obligation of the Company is solely a contractual obligation to make payments due hereunder. In this regard, the balance in any Account shall be considered a liability of the Company and a Participant's right thereto shall be the same as any unsecured general creditor of the Company. Neither a Participant nor any other person shall acquire any right, title, or interest in or to any amount outstanding to a Participant's credit under the Plan other than the actual payment of such portions thereof in accordance with the terms of the Plan.

          C. No right or benefit under or interest in the Plan shall be transferable by a Participant, other than by will or the laws of descent and distribution or to a revocable inter vivos trust in which such participant is sole settlor, trustee and beneficiary.

          D. Construction of the Plan shall be governed by the laws of Delaware.

          E. The terms of the Plan shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of all parties in interest.

          F. The headings have been inserted for convenience only and shall not affect the meaning or interpretation of the Plan.

          G. Any amount payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company and the Board of Directors with respect thereto.

          H. Neither the Plan nor any action taken hereunder shall be construed as giving any Non- Employee Director any right to be retained in the service of the Company.

                                                            Exhibit 5

                                                       THE ALLSTATE CORPORATION
                                                       ------------------------

                                                       2775 Sanders Road
                                                       Northbrook, Illinois
                                                                    60062-6127
                                                       ------------------------

                                                       Joseph T. Kane
                                                       Counsel




                                              November 12, 1996




The Allstate Corporation
Allstate Plaza
Northbrook, IL  60062

Ladies and Gentlemen:

         A Registration Statement on Form S-8 ("Registration Statement") is being filed on or about the date of this letter with the Securities and Exchange Commission to register $4,000,000 of Deferred Compensation Obligations which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of The Allstate Corporation Amended and Restated Deferred Compensation Plan For Non-Employee Directors (the "Plan"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

         In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of
(i) the Registration Statement, (ii) the Plan, (iii) the Restated Certificate of Incorporation of the Company as currently in effect, (iv) the By-laws of the Company as currently in effect, and (v) resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement and related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such other agreements, instruments, and documents of the Company, and have made such other investigations, as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         Based upon the foregoing, I advise you that, in my opinion, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

                                                           Very truly yours,





                                                           Joseph T. Kane

                                                              Exhibit 15








The Allstate Corporation
Allstate Plaza
Northbrook, IL

We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited interim financial information of The Allstate Corporation and subsidiary for the periods ended March 31, June 30 and September 30, 1996 and 1995, as indicated in our reports dated May 13, 1996, August 14, 1996, and November 13, 1996, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996, are being used in this Registration Statement.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.





Deloitte & Touche LLP
Chicago, Illinois

November 14, 1996

                                                                  Exhibit 23(b)









                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of The Allstate Corporation on Form S-8 of our reports dated March 1, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 1995.






Deloitte & Touche LLP
Chicago, Illinois

November 14, 1996